Report of Independent Auditors


To the Shareholders and Board of Trustees of PaineWebber Asia Pacific Growth Fund

In planning and performing our audit of the financial statements of PaineWebber Asia
Pacific
Growth Fund for the year ended October 31, 1999, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of
Form N-SAR, not to provide assurance on
internal control.

The management of PaineWebber Asia Pacific
Growth Fund is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, error or fraud may occur and not be detected.
Also, projection of any evaluation of
internal control to future periods is
subject to the risk that it
may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American
Institute of Certified
Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above at October 31, 1999.

This report is intended solely for the
information and use of management, the Board of Trustees of
PaineWebber Asia Pacific Growth Fund, and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.




						ERNST &
YOUNG LLP

December 17, 1999